Exhibit 5.1

[COHNE, RAPPAPORT & SEGAL, P.C. LETTERHEAD]

December 5, 2013

Bio-Path Holdings, Inc.
2626 South Loop, Suite 180
Houston, TX 77054

Re:	Bio-Path Holdings, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Amendment No. 1 to Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by Bio-Path Holdings, Inc., a Utah corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on December 5, 2013, under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of (i) shares of common stock, no par value (the “Common Stock”); (ii) shares of preferred stock, no par value (the “Preferred Stock”); (iii) warrants to purchase Common Stock and/or Preferred Stock (the “Warrants”); or (iv) securities consisting of a combination of Common Stock, Preferred Stock and/or Warrants (“Units”).

The Common Stock, the Preferred Stock, the Warrants, and the Units are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The maximum aggregate offering price of the Securities being registered is $100,000,000.

The Warrants may be issued pursuant to warrant agreements to be dated on or about the date of the first issuance of the Warrants thereunder (the “Warrant Agreement”).

We have examined and relied upon the information set forth in the Registration Statement and such other records, agreements, certificates and documents, and have made such other and further legal and factual inquiries, as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact not independently verified by us, we have relied upon certificates of public officials and officers of the Company.

The opinions expressed herein are limited to Utah law and matters governed by the federal laws of the United States of America.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.           When the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation, and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and, if issued upon exercise of Warrants, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Warrant, the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.           When the issuance and the terms of the sale of the shares of Preferred Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation; an appropriate certificate or certificates of designation relating to a series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Department of Commerce, Division of Corporations, State of Utah; the terms of issuance and sale of shares of such series of Preferred Stock have been duly established in conformity with the Company’s certificate of incorporation and by-laws so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and, if issued upon the exercise of any Warrants, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Warrant, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.           When the issuance and the terms of the sale of the Warrants have been duly authorized by the board of directors of the Company; the terms of the Warrants and of their issuance and sale have been duly established so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; the Warrants have been duly executed and countersigned and issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.           When the issuance and the terms of the sale of the Units have been duly authorized by the board of directors of the Company; the terms of the Units and of their issuance and sale have been duly established so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; the Units have been duly executed and countersigned and issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and other agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; and (iv) upon issuance of Common Stock and Preferred Stock, including the issuance of Common Stock or Preferred Stock as a part of Units, upon conversion of or exchange for Preferred Stock or upon the exercise of Warrants, the total number of shares of Common Stock and Preferred Stock outstanding will not exceed the total number of shares of Common Stock and Preferred Stock that the Company is then authorized to issue under its Articles of Incorporation, as amended.

We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate, or fail to comply with, any applicable law affecting the validity, binding nature or enforceability of such security, or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinions expressed above are specifically subject to the following additional limitations, exceptions, qualifications and assumptions:

(A)           The legality, validity, binding nature and enforceability of the Company’s obligations under the Securities may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer or conveyance, equitable subordination, moratorium and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, commercial practice, estoppel, diligence, unconscionability, right to cure, election of remedies, and the discretion of any court of competent jurisdiction or of any arbiter in awarding specific performance or injunctive relief and other equitable remedies different from that provided in the Securities; (3) the limitations or restrictions on a party’s ability to enforce contractual rights or bring a cause of action under state law or within the courts of such state if such party has failed to comply with applicable qualification, authorization, registration, notice or similar filing requirements of such state; and (4) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company’s obligations at the time of the attempted enforcement of such obligations, (b) the effect of court decisions and statutes that indicate that any provisions of the Securities that permit a party to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the party’s protection, and (c) public policy considerations.

(B)           We express no opinion as to the enforceability of provisions (i) to the effect that rights or remedies may be exercised without notice and failure or delay to exercise is not a waiver of rights or remedies, that every right or remedy is cumulative, not exclusive, and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies, (ii) prohibiting waivers of any terms of the Securities other than in writing, or prohibiting oral modifications thereof or modification by course of dealing, or (iii) that may be unenforceable under certain circumstances but the inclusion of which does not affect the validity of the Security taken as a whole. In addition, our opinions are subject to the effect of judicial decisions that may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Securities.

(C)           Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any Warrant or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such Warrant.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus included therein. This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Very truly yours,

COHNE, RAPPAPORT & SEGAL, P.C.

/s/ Cohne, Rappaport & Segal, P.C.